EXHIBIT 11

Summary of the calculation of EPS.

     The following is an illustration of the reconciliation of the numerators and denominators of the basic and diluted earnings per share (EPS) computations for the six months ended June 30, 1998 and June 30, 1997:


                                SIX MONTHS ENDED JUNE 30, 1998                    SIX MONTHS ENDED JUNE 30, 1997
                         ------------------------------------------        ---------------------------------------------
                             INCOME          SHARES       PER SHARE            INCOME           SHARES         PER SHARE
                           (NUMERATOR)    (DENOMINATOR)    AMOUNT            (NUMERATOR)     (DENOMINATOR)      AMOUNT
                           -----------    -------------    ------            -----------     -------------      ------
                         (IN THOUSANDS)                                    (IN THOUSANDS)
BASIC EPS

    Income before items
      below                 $  7,816       5,853,713      $ 1.34               $  1,494        4,641,954        $ 0.32
    Preferred Securities      (3,724)                      (0.64)                  (907)                         (0.20)
    Extraordinary items            -                           -                (10,361)                         (2.23)
                            --------                      ------               --------                         ------
    Net Income              $  4,092                      $ 0.70               $ (9,774)                        $(2.11)
                            ========                      ======               ========                         ======

EFFECT OF DILUTIVE
SECURITIES
    Options                                  386,280                                             336,603
    Warrants                               1,672,234                                           1,432,309

DILUTED EPS

    Income before items
      below                 $  7,816       7,912,227      $ 0.99               $  1,494        6,410,866        $ 0.23
    Preferred Securities      (3,724)                      (0.47)                  (907)                         (0.14)
    Extraordinary items            -                           -                (10,361)                         (1.61)
                            --------                      ------               --------                         ------
    Net Income              $  4,092                      $ 0.52               $ (9,774)                        $(1.52)
                            ========                      ======               ========                         ======

     The following is an illustration of the reconciliation of the numerators and denominators of the basic and diluted earnings per share (EPS) computations for the three months ended June 30, 1998 and June 30, 1997:

                                       THREE MONTHS ENDED JUNE 30, 1998                THREE MONTHS ENDED JUNE 30, 1997
                                 --------------------------------------------    ---------------------------------------------
                                    INCOME           SHARES         PER SHARE        INCOME            SHARES        PER SHARE
                                  (NUMERATOR)     (DENOMINATOR)      AMOUNT        (NUMERATOR)      (DENOMINATOR)     AMOUNT
                                  -----------     -------------      ------        -----------      -------------    ---------
                                (IN THOUSANDS)                                   (IN THOUSANDS)
BASIC EPS

    Income before items
      below                        $  4,049        5,834,347        $ 0.69          $     284         5,837,173        $ 0.05
    Preferred Securities             (1,852)                         (0.32)              (453)                          (0.08)
    Extraordinary items                   -                              -            (10,361)                          (1.77)
                                   --------                         ------          ---------                          ------
    Net Income                     $  2,197                         $ 0.37          $ (10,530)                         $(1.80)
                                   ========                         ======          ==========                         ======

EFFECT OF DILUTIVE
SECURITIES
    Options                                          417,582                                            321,992
    Warrants                                       1,732,524                                          1,387,215

DILUTED EPS

    Income before items
      below                        $  4,049        7,984,453        $ 0.50          $     284         7,546,380        $ 0.04
    Preferred Securities             (1,852)                         (0.23)              (453)                          (0.06)
    Extraordinary items                   -                              -            (10,361)                          (1.37)
                                   --------                         ------          ---------                          ------
    Net Income                     $  2,197                         $ 0.27          $ (10,530)                         $(1.39)
                                   ========                         ======          ==========                         =======